Exhibit 99.1

Contact:

Lisa Wilson

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

BioScrip Reports Fourth Quarter 2015 Financial Results

Q4 Consolidated Adjusted EBITDA of $9.0 Million

Reaffirms 2016 Adjusted EBITDA Guidance of Between $50 Million - $60 Million

DENVER, CO, March 2, 2016 – BioScrip, Inc. (NASDAQ: BIOS) (“BioScrip” or the “Company”) today announced financial results for the fourth quarter and full year 2015. For the fourth quarter, the Company reported revenue from continuing operations of $243.8 million, net loss from continuing operations of ($19.1) million and diluted EPS of ($0.28) loss per share. Excluding restructuring costs, the Company reported normalized net loss from continuing operations for the quarter of ($9.2) million and normalized diluted EPS of ($0.13) loss per share.

Fourth Quarter Highlights

•	Same store revenue growth (excluding closed locations) for the quarter grew $10.3 million or 4.4% year over year on the strength of same store patient census growth of 8.4% for the same year over year period;
•	Accounts receivable agings improved significantly year over year through increased cash collections. Days sales outstanding improved 10 net days year over year from 51 net days in Q4 2014 down to 41 net days in Q4 2015;
•	Consolidated Adjusted EBITDA was $9.0 million for the fourth quarter 2015, sequentially up $2.8 million from the third quarter 2015 Adjusted EBITDA of $6.2 million. The sequential quarter increase was due primarily to the continued positive effects of the Company’s Financial Improvement Plan (“FIP”) to reduce its costs and focus on its core infusion business; and
•	The Company generated $9.2 million of operating cash flow in the fourth quarter of 2015 through solid management of its working capital including strong cash collections which incorporated the cash collection of a $6.8 million accounts receivable balance owed by a former PBM service provider.

1

Rick Smith, President and Chief Executive Officer stated, “We are pleased with the patient census growth experienced in the quarter as well as the strong cash collections and significant improvement in our accounts receivable balances. The improvement in our Adjusted EBITDA results and the positive operating cash flow generated by the Company in the fourth quarter are both excellent leading indicators of our strengthening operations. I am very proud of our outstanding clinical and operating teams and believe as a Company we are poised for success in 2016.”

Results of Operations

Fourth Quarter 2015 versus Sequential Third Quarter 2015

Revenue from continuing operations for the fourth quarter of 2015 was $243.8 million, compared to $247.2 million in the third quarter of 2015, a decrease of $3.5 million or 1.4%. This revenue decrease was due primarily to the Company’s planned shift in revenue mix to greater core revenues from lower margin chronic.

Consolidated gross profit for the fourth quarter of 2015 was $65.9 million, or 27.0% of revenue, compared sequentially to $65.2 million, or 26.4% of revenue, for the third quarter of 2015.

During the fourth quarter of 2015, consolidated Adjusted EBITDA from continuing operations increased sequentially by $2.8 million to $9.0 million. Infusion Services Adjusted EBITDA was $17.8 million during the fourth quarter, an increase of $3.1 million over the third quarter of 2015. This increase was a direct result of the continued operating improvements realized from the previously announced FIP, including improvements realized in our accounts receivable agings and related bad debt costs. Adjusted EBITDA excludes, among other things, restructuring expenses such as severance and retention costs associated with the FIP and certain restructuring related consulting & professional fees.

Interest expense in the fourth quarter of 2015 was $9.6 million, roughly consistent with $9.5 million in the third quarter.

Income tax expense for continuing operations in the fourth quarter of 2015 was $1.0 million, compared sequentially to an income tax benefit of $4.6 million in the third quarter.

Net loss from continuing operations for the fourth quarter of 2015 was ($19.1) million, or ($0.28) per diluted share, compared sequentially to a net loss of ($26.3) million, or ($0.38) per diluted share, in the third quarter of 2015.

After excluding restructuring costs and goodwill impairment (both tax effected), fourth quarter 2015 normalized net loss from continuing operations was ($9.2) million and normalized diluted EPS was a ($0.13) loss per share, as compared sequentially to a third quarter 2015 normalized net loss from continuing operations of ($12.2m) and normalized diluted EPS of ($0.18) loss per share. Comparatively, the Company posted a normalized sequential improvement in normalized net loss from continuing operations of $3.0 million or $0.05 normalized EPS per diluted share.

2

Twelve Months Ended 2015 versus Twelve Months Ended 2014

For the full year 2015, revenue from continuing operations was $982.2 million versus $922.7 million in 2014, an increase of 6.5%.

Consolidated gross profit for the full year was $260.9 million, or 26.6% of revenue, compared to $250.8 million, or 27.2% of revenue, in 2014.

On a consolidated basis, Adjusted EBITDA from continuing operations for the full year 2015 was $15.9 million, compared to the prior year Adjusted EBITDA loss of ($36.1) million in 2014. Infusion Services Adjusted EBITDA was $53.9 million for the year, versus Adjusted EBITDA of $4.7 million in 2014. This increase in Adjusted EBITDA on both a consolidated and segment basis was a direct result of the continued operating improvements realized from the previously announced FIP, including improvements realized in our accounts receivable agings and related bad debt costs.

Interest expense for the twelve months ended December 31, 2015 was $37.3 million, down $3.6 million from the prior year interest expense of $40.9 million.

Income tax benefit from continuing operations was $21.5 million in 2015, compared to an income tax expense of $11.2 million in 2014.

For the full year 2015, net loss from continuing operations was ($313.2) million, or ($4.56) loss per diluted share, compared to a net loss of ($149.9) million, or ($2.19) loss per diluted share, in the prior year 2014.

After excluding restructuring costs and goodwill impairment (both tax effected), normalized net loss from continuing operations for the full year 2015 was ($61.6) million and normalized diluted EPS was a ($0.90) loss per share.

Liquidity and Capital Resources

As of December 31, 2015, the Company had $70.2 million of liquidity, which is comprised of $15.6 million of cash and $54.6 of undrawn capacity available on its revolving credit facility. The Company improved its net Days Sales Outstanding (“DSO”) by ten days from 51 net days at the end of 2014 to 41 net days at the end of 2015. The Company was operating cash flow positive for the fourth quarter of 2015 and expects to be operating cash flow positive for the full 2016 fiscal year. In addition to being operating cash flow positive in 2016, the Company also expects to pay down more than $12 million of bank term debt in 2016 from cash flow generated by operations.

3

As of December 31, 2015 the Company is in compliance with its bank covenants under the terms of the Amended Credit Facility.

FIP Update

As previously announced, the FIP represented the Company’s initiative to accelerate long-term growth, reduce costs and increase operating efficiencies. In connection with the Financial Improvement Plan, we consolidated most corporate functions from our Eden Prairie, Minnesota corporate office and our Elmsford, New York executive office into our new executive and corporate office located in Denver, Colorado. The Financial Improvement Plan was substantially completed by the end of 2015. Since inception, the Company has incurred approximately $14.3 million in total expenses for the FIP, consisting of $7.8 million of employee severance and other benefit-related costs related to workforce reductions and $6.5 million of other consulting and professional fees in the year ended December 31, 2015.

FY 2016 Guidance

The Company is providing financial guidance for full year 2016 on a consolidated income statement basis as shown below:

(dollars in millions, except EPS)	Low	High

Revenues	$875.0	$900.0

Adjusted EBITDA	50.0	60.0
adjusted ebitda margin	5.7%	6.7%

Stock Compensation	5.0	4.5
Depreciation & Amortization	22.0	21.0
Interest Expense, net	37.0	36.0
Restructuring Costs	5.0	3.0
Income Tax (Benefit)	(1.1)	(0.3)
Preferred Stock Dividends	9.1	9.1
Net Loss - Continuing Ops	$(27.0)	$(13.3)

Diluted Loss Per Common Share	$(0.39)	$(0.19)

4

Conference Call and Presentation

BioScrip will host a conference call and live webcast tomorrow, March 3, 2016, at 8:30 a.m. Eastern Time, to discuss its fourth quarter 2015 financial results. Interested parties may participate by dialing 888-372-9592 (US) or 918-559-5628 (International) or by accessing a link on the Company's website at www.bioscrip.com.

A replay of the conference call will be available for two weeks after the call's completion by dialing 855-859-2056 (US) or 404-537-3406 (International) and entering conference call ID number 55165908. An audio webcast and archive will also be available for 30 days under the "Investor Relations" section of the Company's website.

About BioScrip, Inc.

BioScrip, Inc. is a leading national provider of infusion and home care management solutions. BioScrip partners with physicians, hospital systems, skilled nursing facilities, healthcare payors, and pharmaceutical manufacturers to provide patients access to post-acute care services. BioScrip operates with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by clinical excellence, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves.

Forward-Looking Statements – Safe Harbor

This press release includes statements that may constitute "forward-looking statements," including projections of certain measures of the Company's results of operations, projections of future levels of certain charges and expenses, and other statements regarding the Company's financial improvement plan and strategy. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," "outlook," "aim," "intend," "plan," "believe," "predict," "potential," "continue" or comparable terms. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause or contribute to such differences include but are not limited to risks associated with: the Company's ability to continue to execute its financial improvement plan to reduce operating costs and focus its business on its Infusion Services segment; reductions in federal, state and commercial reimbursement for the Company's products and services; increased government regulation related to the health care and insurance industries; as well as the risks described in the Company's periodic filings with the Securities and Exchange Commission. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company's situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.

5

Reconciliation to Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA which is a non-GAAP financial measure. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, impairment of goodwill, stock-based compensation expense, and restructuring, integration and other expenses. As part of restructuring, the Company may incur significant charges such as the write down of certain long−lived assets, temporary redundant expenses, retraining expenses, potential cash bonus payments and potential accelerated payments or terminated costs for certain of its contractual obligations. Management believes that Adjusted EBITDA provides useful supplemental information regarding the performance of BioScrip’s business operations and facilitates comparisons to the Company’s historical operating results. For a full reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure, please see the attachment to this earnings release.

TABLES TO FOLLOW

6

Schedule 1

BIOSCRIP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except for share amounts)

	December 31, 2015	December 31, 2014

ASSETS
Current assets
Cash and cash equivalents	$15,577	$740
Receivables, less allowance for doubtful accounts of $59,689 and $66,405 at December 31, 2015 and December 31, 2014, respectively	108,365	131,656
Inventory	42,983	37,215
Prepaid expenses and other current assets	20,046	9,054
Assets held for sale	-	9,550
Total current assets	186,971	188,215
Property and equipment, net	31,939	38,171
Goodwill	308,729	560,579
Intangible assets, net	5,128	10,269
Deferred financing costs	12,577	13,463
Other non-current assets	1,161	1,272
Non-current assets held for sale	-	12,744
Total assets	$546,505	$824,713
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$27,665	$5,395
Accounts payable	65,077	89,203
Amounts due to plan sponsors	3,491	4,869
Accrued interest	6,898	6,853
Accrued expenses and other current liabilities	52,918	46,957
Liabilities held for sale	-	9,976
Total current liabilities	156,049	163,253
Long-term debt, net of current portion	406,319	418,408
Deferred taxes	236	18,118
Other non-current liabilities	1,861	8,129
Total liabilities	564,465	607,908
Series A convertible preferred stock, $.0001 par value; 825,000 shares authorized; 635,822 shares issued and outstanding; and, $69,702 liquidation preference as of December 31, 2015. No convertible preferred stock was authorized or outstanding as of December 31, 2014.	62,918	-
Stockholders' equity
Preferred stock, $.0001 par value; 4,175,000 and 5,000,000 shares authorized as of December 31, 2015 and 2014, respectively; no shares issued and outstanding as of December 31, 2015 and 2014, respectively	-	-
Common stock, $.0001 par value; 125,000,000 shares authorized; 71,421,664 and 71,274,064 shares issued and 68,767,613 and 68,636,965 shares outstanding as of December 31, 2015 and 2014, respectively	8	8
Treasury stock, 2,654,051 and 2,637,099 shares, at cost, as of December 31, 2015 and 2014, respectively	(10,737)	(10,679)
Additional paid-in capital	531,764	529,682
Accumulated deficit	(601,913)	(302,206)
Total stockholders' (deficit) equity	(80,878)	216,805
Total liabilities and stockholders' equity	$546,505	$824,713

7

Schedule 2

BIOSCRIP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Years Ended December 31,
	2015	2014

Net revenue	$982,223	$922,654
Cost of revenue (excluding depreciation expense)	721,308	671,901
Gross profit	260,915	250,753
% of revenues	26.6%	27.2%

Other operating expenses	165,998	166,552
Bad debt expense	41,042	79,547
General and administrative expenses	42,524	49,314
Impairment of goodwill	251,850	—
Restructuring, integration, and other expenses, net	24,405	30,206
Depreciation and amortization expense	22,743	22,943
Loss from continuing operations	(287,647)	(97,809)
Interest expense, net	37,313	40,918
Loss from continuing operations, before income taxes	(324,960)	(138,727)
Income tax expense (benefit)	(21,532)	11,193
Loss from continuing operations, net of income taxes	(303,428)	(149,920)
Income from discontinued operations, net of income taxes	3,721	2,452
Net loss	$(299,707)	$(147,468)
Accrued dividends on preferred stock	(6,120)	-
Deemed dividend on preferred stock	(3,690)	-
Loss attributable to common stockholders	$(309,517)	$(147,468)

Denominator - Basic and Diluted:
Weighted average number of common shares outstanding	68,710	68,476

Loss from continuing operations, basic and diluted	$(4.56)	$(2.19)
Income from discontinued operations, basic and diluted	$0.05	$0.04
Net loss, basic and diluted	$(4.51)	$(2.15)

8

Schedule 3

BIOSCRIP, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months Ended December 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(299,707)	$(147,468)
Less: Income from discontinued operations, net of income taxes	3,721	2,452
Loss from continuing operations, net of income taxes	(303,428)	(149,920)
Adjustments to reconcile net loss from continuing operations, net of income taxes to net cash (used in) operating activities:
Depreciation and amortization	22,743	22,943
Impairment of goodwill	251,850	-
Amortization of deferred financing costs and debt discount	3,440	4,153
Change in fair value of contingent consideration	(30)	(7,364)
Change in deferred income tax	(20,089)	9,359
Compensation under stock-based compensation plans	4,513	8,570
Loss on extinguishment of debt	-	2,373
Changes in assets and liabilities, net of acquired business:
Receivables, net of bad debt expense	16,455	27,695
Inventory	(5,769)	(2,952)
Prepaid expenses and other assets	170	5,474
Accounts payable	(24,129)	27,093
Amounts due to plan sponsors	(1,377)	562
Accrued interest	44	4,681
Accrued expenses and other liabilities	(6,682)	7,310
Net cash used in operating activities from continuing operations	(62,289)	(40,023)
Net cash provided by (used in) operating activities from discontinued operations	(2,453)	8,607
Net cash (used in) operating activities	(64,742)	(31,416)
Cash flows from investing activities:
Purchases of property and equipment, net	(11,544)	(13,829)
Cash consideration paid for acquisitions, net of cash acquired	-	(454)
Net cash proceeds from sale of unconsolidated affiliate	-	852
Net cash used in investing activities from continuing operations	(11,544)	(13,431)
Net cash provided by investing activities from discontinued operations	24,565	57,688
Net cash provided by investing activities	13,021	44,257
Cash flows from financing activities:
Proceeds from issuance of convertible preferred stock and warrants, net of issuance costs	59,691	-
Proceeds from senior notes due 2021, net of discount, lenders' fees and other expenses	-	194,539
Deferred and other financing costs	(2,630)	(1,135)
Borrowings on revolving credit facility	203,663	244,700
Repayments on revolving credit facility	(193,663)	(279,703)
Principal payments of long-term debt	-	(172,243)
Repayments of capital leases	(395)	(360)
Net proceeds from exercise of employee stock compensation plans	(50)	1,468
Surrender of stock to satisfy minimum tax withholding	(58)	(368)
Net cash provided by (used in) financing activities from continuing operations	66,558	(13,102)
Net change in cash and cash equivalents	14,837	(261)
Cash and cash equivalents - beginning of period	740	1,001
Cash and cash equivalents - end of period	$15,577	$740

DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$34,302	$34,133
Cash paid during the period for income taxes	$114	$1,651

9

Schedule 4

BIOSCRIP, INC. AND SUBSIDIARIES

QUARTERLY CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended				Twelve Months Ended
	3/31/2015	6/30/2015	9/30/2015	12/31/2015	12/31/2015

Net revenue	$244,357	$246,897	$247,224	$243,745	$982,223
Cost of revenue (excluding depreciation expense)	179,402	182,079	181,991	177,836	721,308
Gross profit	64,955	64,818	65,233	65,909	260,915
% of revenues	26.6%	26.3%	26.4%	27.0%	26.6%

Other operating expenses	41,616	43,313	41,198	39,871	165,998
Bad debt expense	8,346	15,165	9,321	8,210	41,042
General and administrative expenses	11,699	11,866	9,308	9,651	42,524
Impairment of goodwill	-	238,000	13,850	-	251,850
Restructuring, integration, and other expenses, net	3,704	5,969	5,369	9,363	24,405
Depreciation and amortization expense	5,794	6,247	5,471	5,231	22,743
Loss from continuing operations	(6,204)	(255,742)	(19,284)	(6,417)	(287,647)
Interest expense, net	9,163	9,080	9,507	9,563	37,313
Loss from continuing operations, before income taxes	(15,367)	(264,822)	(28,791)	(15,980)	(324,960)
Income tax expense (benefit)	1,928	(19,921)	(4,551)	1,012	(21,532)
Loss from continuing operations, net of income taxes	(17,295)	(244,901)	(24,240)	(16,992)	(303,428)
Income from discontinued operations, net of income taxes	(2,379)	94	7,457	(1,451)	3,721
Net loss	$(19,674)	$(244,807)	$(16,783)	$(18,443)	$(299,707)
Accrued dividends on preferred stock	(453)	(1,805)	(1,899)	(1,963)	(6,120)
Deemed dividend on preferred stock	(1,164)	(2,186)	(169)	(171)	(3,690)
Loss attributable to common stockholders	$(21,291)	$(248,798)	$(18,851)	$(20,577)	$(309,517)

Denominator - Basic and Diluted:
Weighted average number of common shares outstanding	68,637	68,698	68,742	68,760	68,710

Loss from continuing operations, basic and diluted	$(0.28)	$(3.62)	$(0.38)	$(0.28)	$(4.56)
Income from discontinued operations, basic and diluted	$(0.03)	$0.00	$0.11	$(0.02)	$0.05
Net loss, basic and diluted	$(0.31)	$(3.62)	$(0.27)	$(0.30)	$(4.51)

10

Schedule 5

BIOSCRIP, INC. AND SUBSIDIARIES

QUARTERLY CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended				Twelve Months Ended
	3/31/2014	6/30/2014	9/30/2014	12/31/2014	12/31/2014

Net revenue	$221,341	$230,111	$231,458	$239,744	$922,654
Cost of revenue (excluding depreciation expense)	159,202	167,862	168,771	176,066	671,901
Gross profit	62,139	62,249	62,687	63,678	250,753
% of revenues	28.1%	27.1%	27.1%	26.6%	27.2%

Other operating expenses	41,373	41,089	42,079	42,011	166,552
Bad debt expense	6,608	8,355	26,082	38,502	79,547
General and administrative expenses	12,844	10,767	11,726	13,977	49,314
Impairment of goodwill	-	-	-	-	-
Restructuring, integration, and other expenses, net	8,882	4,545	4,682	12,097	30,206
Depreciation and amortization expense	5,539	5,577	5,825	6,002	22,943
Loss from continuing operations	(13,107)	(8,084)	(27,707)	(48,911)	(97,809)
Interest expense, net	10,499	9,137	9,567	11,715	40,918
Loss from continuing operations, before income taxes	(23,606)	(17,221)	(37,274)	(60,626)	(138,727)
Income tax expense (benefit)	3,491	3,063	1,930	2,709	11,193
Loss from continuing operations, net of income taxes	(27,097)	(20,284)	(39,204)	(63,335)	(149,920)
Income from discontinued operations, net of income taxes	1,783	466	494	(291)	2,452
Net loss	$(25,314)	$(19,818)	$(38,710)	$(63,626)	$(147,468)
Accrued dividends on preferred stock	-	-	-	-	-
Deemed dividend on preferred stock	-	-	-	-	-
Loss attributable to common stockholders	$(25,314)	$(19,818)	$(38,710)	$(63,626)	$(147,468)

Denominator - Basic and Diluted:
Weighted average number of common shares outstanding	68,171	68,468	68,615	68,637	68,476

Loss from continuing operations, basic and diluted	$(0.40)	$(0.30)	$(0.57)	$(0.92)	$(2.19)
Income from discontinued operations, basic and diluted	$0.03	$0.01	$0.01	$(0.00)	$0.04
Net loss, basic and diluted	$(0.37)	$(0.29)	$(0.56)	$(0.93)	$(2.15)

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Schedule 6

BIOSCRIP, INC. AND SUBSIDIARIES

 QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES

(in thousands)

	Three Months Ended				Twelve Months Ended
	3/31/2015	6/30/2015	9/30/2015	12/31/2015	12/31/2015
Adjusted EBITDA by Segment:
Infusion services adjusted EBITDA	$14,993	$6,340	$14,714	$17,828	$53,875
adjusted EBITDA margin %	6.1%	2.6%	6.0%	7.3%	5.5%
Corporate overhead adjusted EBITDA	(10,042)	(10,704)	(8,476)	(8,789)	(38,011)
adjusted EBITDA margin %	(4.1%)	(4.3%)	(3.4%)	(3.6%)	(3.9%)

Consolidated Adjusted EBITDA	4,951	(4,364)	6,238	9,039	15,864
adjusted EBITDA margin %	2.0%	(1.8%)	2.5%	3.7%	1.6%

Interest expense, net	(9,163)	(9,080)	(9,507)	(9,563)	(37,313)
Income tax (expense) benefit	(1,928)	19,921	4,551	(1,012)	21,532
Depreciation and amortization expense	(5,794)	(6,247)	(5,471)	(5,231)	(22,743)
Impairment of goodwill	-	(238,000)	(13,850)	-	(251,850)
Stock-based compensation expense	(1,657)	(1,162)	(832)	(862)	(4,513)
Restructuring, integration, and other expenses, net (1)	(3,704)	(5,969)	(5,369)	(9,363)	(24,405)
Loss from continuing operations, net of income taxes	$(17,295)	$(244,901)	$(24,240)	$(16,992)	$(303,428)

General and Administrative Expense on Face of Income Statement:
Corporate overhead adjusted EBITDA	$(10,042)	$(10,704)	$(8,476)	$(8,789)	$(38,011)
Stock-based compensation expense	(1,657)	(1,162)	(832)	(862)	(4,513)
General and administrative expenses	$(11,699)	$(11,866)	$(9,308)	$(9,651)	$(42,524)

(1)	Restructuring, integration and other expenses include non-operating costs associated with restructuring and integration initiatives such as employee severance costs, certain non-recurring legal and professional fees, non-recurring training costs, redundant wage costs, impacts recorded from the change in contingent consideration obligations, and other non-recurring costs related to contract terminations and closed branches/offices.

12

Schedule 7

BIOSCRIP, INC. AND SUBSIDIARIES

 QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES

(in thousands)

	Three Months Ended				Twelve Months Ended
	3/31/2014	6/30/2014	9/30/2014	12/31/2014	12/31/2014
Adjusted EBITDA by Segment:
Infusion services adjusted EBITDA	$14,158	$12,805	$(5,474)	$(16,835)	$4,654
adjusted EBITDA margin %	6.4%	5.6%	(2.4%)	(7.0%)	0.5%
Corporate overhead adjusted EBITDA	(9,958)	(8,769)	(9,974)	(12,043)	(40,744)
adjusted EBITDA margin %	(4.5%)	(3.8%)	(4.3%)	(5.0%)	(4.4%)

Consolidated Adjusted EBITDA	4,200	4,036	(15,448)	(28,878)	(36,090)
adjusted EBITDA margin %	1.9%	1.8%	(6.7%)	(12.0%)	(3.9%)

Interest expense, net	(10,499)	(9,137)	(9,567)	(11,715)	(40,918)
Income tax (expense) benefit	(3,491)	(3,063)	(1,930)	(2,709)	(11,193)
Depreciation and amortization expense	(5,539)	(5,577)	(5,825)	(6,002)	(22,943)
Impairment of goodwill	-	-	-	-	-
Stock-based compensation expense	(2,886)	(1,998)	(1,752)	(1,934)	(8,570)
Restructuring, integration, and other expenses, net (1)	(8,882)	(4,545)	(4,682)	(12,097)	(30,206)
Loss from continuing operations, net of income taxes	$(27,097)	$(20,284)	$(39,204)	$(63,335)	$(149,920)

General and Administrative Expense on Face of Income Statement:
Corporate overhead adjusted EBITDA	$(9,958)	$(8,769)	$(9,974)	$(12,043)	$(40,744)
Stock-based compensation expense	(2,886)	(1,998)	(1,752)	(1,934)	(8,570)
General and administrative expenses	$(12,844)	$(10,767)	$(11,726)	$(13,977)	$(49,314)

(1)	Restructuring, integration and other expenses include non-operating costs associated with restructuring and integration initiatives such as employee severance costs, certain non-recurring legal and professional fees, non-recurring training costs, redundant wage costs, impacts recorded from the change in contingent consideration obligations, and other non-recurring costs related to contract terminations and closed branches/offices.

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